 As filed with the Securities and Exchange Commission on December 23, 1997
                                              Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 NET.B@NK, INC.
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             (Exact name of Registrant as specified in its charter)

             Georgia                                    58-2224352
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(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

  7000 Peachtree Dunwoody Road, Building 10, Suite 300, Atlanta, Georgia 30328
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              (Address of principal executive offices and zip code)

                       NET.B@NK, INC. 1996 STOCK INCENTIVE PLAN
                              (Full Title of the Plan)
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                           WALTER G. MOELING, IV, ESQ.
                        POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                        191 PEACHTREE STREET, N.E., 16TH FLOOR
                                ATLANTA, GEORGIA 30303
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                       (Name and address of agent for service)

                                (404)  572-6600
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            (Telephone number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
Title of           Amount         Proposed Maximum    Proposed Maximum         Amount of
Securities to      to be          Offering Price      Aggregate Offering       Registration
be Registered      Registered     Per Share           Price                    Fee
---------------------------------------------------------------------------------------------------

Common Stock,      397,500        $11.5625 (2)        $4,596,094 (3)           $1,356
$.01 par value     shares (1)

(1) Representing shares to be issued and sold by the Registrant under the Net.B@nk, Inc. 1996 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market for December 19, 1997.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information required to be set forth in the prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 428 promulgated thereunder will be sent or given to participants in the Plan as specified in Rule 428(b)(1) under the Securities Act.

                                   PART II

                      INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

    The following documents filed by Net.B@nk, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference herein:

  (1) The Company's prospectus dated July 28, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act (Regis. No. 333-23717).

  (2) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-22361);

  (3) The Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997 (File No. 0-22361); and

  (4) The description of Net.B@nk, Inc. Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (File No. 0-22361), and any amendment or report filed for the purpose of updating any such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to the Corporate Secretary, Net.B@nk, Inc., 7000 Peachtree Dunwoody Road, Building 10, Suite 300, Atlanta, Georgia 30328.

Item 6.  Indemnification of Directors and Officers.

    Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

    The Company's Bylaws contain certain indemnification provisions providing that directors, officers and employees or agents of the Company will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding. When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that the Company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

    The Company may also provide for greater indemnification than that set forth in the Bylaws if it chooses to do so, subject to approval by the Company's shareholders. The Company may not, however, indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director's liability for monetary damages. The Company may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not the Company would have had the power to indemnify against such liability.

    In addition, Article X of the Company's Amended and Restated Articles of Incorporation (the "Articles"), subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Company and to the shareholders of the Company for a breach of duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of the Company, (b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (c) a transaction from which the director derives an improper material tangible personal benefit, or (d) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles do not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits.

    The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                       Description
-------                    -------------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1      Consent of counsel (included in Exhibit 5.1).

23.2      Consent of Deloitte & Touche, LLP.

24        Power of Attorney (see signature pages to this Registration
          Statement).


Item 17.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to

Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on December 23, 1997.

                                 NET.B@NK, INC.

                                 By:  /s/ D.R. Grimes
                                    ------------------------------
                                      D.R. Grimes
                                      Vice Chairman and Chief Executive Officer



                              POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints D. R. Grimes and Robert E. Bowers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on December 23, 1997.

           Name                          Position
           ----                          --------

 /s/ T. Stephen Johnson             Chairman of the Board
-----------------------------
 T. Stephen Johnson

 /s/ D.R. Grimes                    Vice Chairman, Chief Executive Officer and
-----------------------------       Director (principal executive officer)
D.R. Grimes

                    [Signatures continue on following page]

                   [Signatures continued from previous page]


                Name                          Position
              --------                ---------------------------

 /s/ Donald S. Shapleigh, Jr.          President, Chief Operating Officer and Director
 ----------------------------
 Donald S. Shapleigh Jr.


 /s/ Robert E. Bowers                  Chief Financial Officer and Director
 ----------------------------          (principal financial and accounting officer)
 Robert E. Bowers


 /s/ Ward H. Clegg                     Director
-----------------------------
 Ward H. Clegg


 /s/ J. Stephen Heard                  Director
------------------------------
 J. Stephen Heard


 /s/ Robin C. Kelton                   Director
------------------------------
 Robin C. Kelton


 /s/ John T. Moore                     Director
------------------------------
 John T. Moore


 /s/ Thomas H. Muller, Jr.             Director
------------------------------
 Thomas H. Muller, Jr.


 /s/ W. James Stokes                   Director
------------------------------
 W. James Stokes


 /s/ Mack I. Whittle, Jr.              Director
------------------------------
 Mack I. Whittle, Jr.


                           EXHIBIT INDEX



Exhibit
  No.                           Description
-------                         -----------

 5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

23.1                      Consent of counsel (included in Exhibit 5.1).

23.2                      Consent of Deloitte & Touche, LLP.

24 Power of Attorney (see signature pages to this Registration Statement).